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                         INVESTMENT MANAGEMENT AGREEMENT

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The undersigned (the "Client"), being duly authorized, hereby appoints Cohen &
Steers Capital Management, Inc. (the "Investment Manager"), an investment adviser registered under the Investment Advisers Act of 1940 located at 757 Third Avenue, New York, New York 10017, as investment manager for certain of the assets of the client (the "Account") on the following terms and conditions:


1.   Investments.

     A) Subject to the Investment Objectives and Guidelines referred to in Exhibit A, the Investment Manager has full discretionary authority and is authorized to manage and administer the Account without prior consultation or approval of the Client. The Client understands and is willing to accept the risk involved in such investments, and acknowledges that the Client has been informed that there can be no assurance that such objectives can or will be achieved.

     B) Except as may be otherwise specified by written notice from the Client, the Investment Manager's authority thereunder includes the power to: (i) buy, sell, exchange, convert and otherwise trade in all real estate securities subject to Exhibit A as the Investment Manager may deem advisable and in the best interest for the Account, and (ii) open accounts and place orders for the execution of such securities transactions through such brokers or dealers as the Investment Manager may select. In compliance with Section 28(e) of the Securities Exchange Act of 1934, the Investment Manager shall use its best efforts in seeking the combination of best price and execution in selecting brokers or dealers to execute such orders.

     C) The Account shall consist of the (i) cash and other investment assets designated by the Client at the time this Agreement becomes effective and held in a separate account maintained by the Client with the custodian designated in writing to the Investment Manager by the Client (the "Custodian"), (ii) cash or assets added to the Account from time to time by the Client, and (iii) any dividends, interest or other payments in respect of assets held in the Account, including the proceeds of the sale or disposition of any such assets. The Client may withdraw cash from the Account on not less than five business days' written notice to the Investment Manager. The Investment Manager shall maintain the Account in as fully invested a position as is reasonably practicable, but shall not be responsible for the investment and reinvestment of any cash balances remaining overnight in the Account from time to time, it being understood that the Client will make arrangements directly with the Custodian for the investment and reinvestment from time to time of any cash balances in the Account.

     D) The Investment Manager will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Account are invested. The Investment Manager will



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     maintain appropriate records detailing its voting of proxies on behalf of the Account and will provide to the Client at least annually a report setting forth the proposals voted on and how the Account's securities were voted since the prior report, including the name of the corresponding issuers.

2.   Transaction Procedures.

     A) All transactions shall be consummated by payment to or delivery by the Client, or to or by the Custodian, of cash or securities due to or from the Account. The Investment Manager shall not act as a custodian for the Account, and shall not take or have possession of any assets of the Account.

     B) Instructions of the Investment Manager to the Client shall be made in writing, or if made orally shall be confirmed as soon as practicable thereafter.

     C) The Investment Manager shall instruct all brokers executing orders on behalf of the Account to forward to the Client and/or the Custodian copies of all brokerage confirmations promptly after execution of transactions.

3.   Performance Reports; Benchmark; Client Meetings.

     The Investment Manager, with the assistance of and in coordination with the Custodian, shall maintain complete records of income and principal and shall furnish to the Client: (i) monthly written statements of account and valuation of the investment assets in the Account as of the last business day of each month during the term of this Agreement and (ii) such other reports as the Client may reasonably request from time to time. The Client agrees that the index specified in Exhibit A shall be an appropriate index for benchmarking the performance of the Account. The Investment Manager will meet the Client at the Client's discretion, the timing of such meetings to be reasonably acceptable to the Investment Manager.

4.   Reports to the Investment Manager.

     The Client shall instruct the Custodian to provide the Investment Manager and the Client with such periodic reports concerning the status of the Account as the Investment Manager may from time to time reasonably request.

5.   Confidential Relationships.

     All information and recommendations furnished by the Investment Manager shall be regarded as confidential by the Client. The Investment Manager shall regard as confidential all information concerning the affairs of the Client. The Investment Manager agrees that the Client may share such information and recommendations as it receives from the Investment Manager with other investment managers retained by the Client, if deemed appropriate by the Client in connection with the Client's overall investment program. In addition, the Client may share such information and recommendations as it receives from other investment managers with the Investment Manager as the Client deems appropriate. The Client shall



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     advise any other investment managers that they shall treat information and recommendations obtained by the Investment Manager as confidential.

6.   Fee.
     For its services hereunder, the Investment Manager shall receive a quarterly fee, payable in arrears, equal to one-fourth of the percentages set forth in Exhibit B of the aggregate Fair Market Value (as hereinafter defined) of all investment assets comprising the Account at the close of business on the last day of the preceding calendar quarter (such aggregate amount being hereinafter referred to as the "Quarter-End Fee Base"):

     The Quarter-End Fee Base shall include cash balances in the Account, notwithstanding that the investment and reinvestment of such cash balances shall remain the responsibility of the Client and that such cash balances may represent interests in a pooled cash-management vehicle into which cash balances in the Account have been swept. The Quarter-End Fee Base shall be calculated on a trade-date basis and shall include accrued but unpaid dividends and interest and receivables net of payables.

     Fair Market Value shall mean (i) with respect to a security listed on a securities exchange, the last sale price on the final business day of the period to be calculated on the principal securities exchange on which it is traded, or, if no sale, the last available bid price on any such exchange, as reported on a consolidated tape, as determined by the Custodian, and
     (ii) with respect to any other asset, the fair market value as determined in good faith by the Investment Manager in accordance with commercially accepted accounting practices and such procedures as may be approved by the Client.

     The fee shall be pro-rated for any calendar quarter during which only a portion of this Agreement is in effect. The Investment Manager will promptly following the end of each quarter issue a statement to the Client setting forth the fee for such quarter and the basis on which the fee calculation was made. The Client shall pay the fee within 30 days of receipt of the fee statement.

7.   Representation by Client.

     The execution and delivery of this Agreement by the Client shall constitute the representation by the Client that the terms hereof do not violate any obligation by which the Client is bound, whether arising by contract, operation of law or otherwise, and that the Client has the power, capacity, and authority to enter into this Agreement and to perform in accordance herewith.

8.   Manager's Standard of Care and Liability.

     In making decisions affecting the Account, the Investment Manager shall be guided by the fact that the objectives of the Client are long term in nature, and shall be mindful of the constraints that are imposed on a prudent investment manager of an institutional account. The Investment Manager shall manage the assets of the Account with the care, skill,
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     and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of any enterprise of a like character and with like aims, having in mind the fiduciary standards of care and prudence appropriate for the management of an institutional account. The Client understands that the Investment Manager does not warrant the performance of the portfolio or individual components thereof, however, and that the Investment Manager shall not be held liable merely because of adverse results in such performance, provided the Investment Manager has acted without gross negligence and in good faith.

9.   Exemption from Liability.

     The Client agrees not to hold the Investment Manager liable for any act or omission of the Custodian or of a broker-dealer (including broker-dealers selected by the Investment Manager in a prudent manner) unless the Investment Manager: (i) knowingly participates in such act or omission;
     (ii) has actual knowledge of such act or omission and fails to take reasonable remedial action; or (iii) through gross negligence in performing its own responsibilities hereunder, has enabled the Custodian or broker-dealer to commit such act or omission.

10.  Authorized Parties and Signatures.

     Each party shall forward from time to time to the other a list and, upon request, specimen signatures of the individuals and parties who are authorized to act on its behalf, and shall maintain such list and specimens current. Each such list shall be effective until revoked or modified in writing. Each party shall be fully protected in relying upon any written notice, instruction, direction or other communication that it reasonably believes (based on the most current written list and specimen signatures from the other party) to have been executed by an individual who is authorized to act on behalf of the other party.

11.  Service to Other Clients.

     It is understood that the Investment Manager performs investment advisory services for various clients, other than the Client, some of which have investment objectives similar to those of the Client. The Investment Manager may give advice and take action in the performance of its duties with respect to any of its other clients that may differ from the advice given to the Client or the timing or nature of action taken with respect to investments in the Account. Nothing in this Agreement shall be deemed to impose upon the Investment Manager any obligation to purchase or sell for the Account any security or other property that the Investment Manager purchases or sells for its own account or for the account of any other client.

12.  The Investment Manager Warranty; Insurance.

     The Investment Manager warrants that it is duly registered as an investment adviser under the Investment Advisers Act of 1940, and that it will promptly advise the Client of any change in its registration or status under that Act and under any other applicable law. In the event of



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     any termination of such registration of the Investment Manager under said
     Act, this Agreement may be terminated at once at the discretion of the Client by written notice to the Investment Manager. The Investment Manager agrees to maintain in force during the term of this Agreement insurance and/or bonding coverage in commercially reasonable amounts as required by law.

13.  Termination.

     This agreement may be terminated by either party giving to the other written notice at least thirty (30) days prior to the date on which such termination is to become effective; provided that the Client may at any time, upon delivery of written notice to the Investment Manager, terminate immediately the discretionary authority of the Investment Manager. In addition, the Client may terminate this Agreement without such notice, but if such termination is not for cause, the Client agrees to pay the Investment Manager a termination fee determined as if the Investment Manager had continued as investment manager for a period of thirty (30) days after terminating, the date of termination being the valuation date for purposes of computing such termination fee. For purposes of the preceding sentence, termination for cause includes any termination occurring due to an act of bad faith, fraud or gross negligence on the part of the Investment Manager, or the termination or withdrawal of its registration under the Investment Advisers Act of 1940.

14.  Amendments.

     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The terms of this Agreement supersede all prior agreements or understandings between the parties hereto.

15.  Assignment.

     No assignment (as that term is defined in the Investment Advisers Act of 1940) of this Agreement or of the Investment Manager's rights and duties thereunder shall be made by the Investment Manager without the written consent of the Client. The Client shall have no right to assign this Agreement.

16.  Notices.

     All notices, instructions and advice with respect to securities transactions, or any other matters contemplated by this Agreement, shall be transmitted by any commercially reasonable means and shall be deemed to be delivered upon receipt by the Investment Manager at the address first above written, by the Client at the address appearing below, and by the Custodian at such address as it may specify to the Investment Manager in writing, or at such substituted address or addresses as shall be specified, in each case, by the party whose address is changed, in a notice delivered in writing to the other parties named in this paragraph.



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17.  Law Governing.

     Federal law and the law of the State of New York shall govern the interpretation of this Agreement.

18.  Warranty of Authority.

     Each of the individuals whose signature appears below warrants that he has full authority to execute this Agreement on behalf of the party on whose behalf he has affixed his signature to this Agreement.

                         CLIENT:           ___________________________________
                         DATE:             ___________________________________
                         BY:               ___________________________________
                         NAME:             ___________________________________
                         TITLE:            ___________________________________
                         ADDRESS:          ___________________________________
                                           ___________________________________
                                           ___________________________________


Agreed to and accepted by Cohen & Steers Capital Management, Inc.

     DATE:        ___________________________________
     BY:          ___________________________________
     NAME:        ___________________________________
     TITLE:       ___________________________________



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                                    EXHIBIT A

                      INVESTMENT OBJECTIVES AND GUIDELINES

                             EQUITY INCOME STRATEGY

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Investment Objective

The portfolio's investment objective is to achieve an attractive total return with an emphasis high current income. The long-term performance objective of the portfolio is to exceed the total return of the NAREIT Equity REIT Index.

Investment Restrictions and Guidelines

o Investments shall be limited to securities of real estate companies that own income-producing properties, primarily real estate investment trusts (REITs).

o The portfolio shall consist of securities of companies whose property holdings are primarily in the United States.

o Eligible securities include: common and preferred stock, corporate debt obligations and hybrid securities such as rights or warrants to purchase common stock, convertible debt and convertible preferred stock.

o Policy ranges are as follows: common stock 50-100%; preferred stock, corporate debt obligations and hybrid securities 0-50%.

o The portfolio will typically hold a minimum of 20 securities and have a maximum investment in illiquid securities of 10%.

o No single security shall comprise more than the greater of 7% of the total portfolio or 1.5x the security's weighting in the portfolio's benchmark, unless this is the result of share price appreciation.

o No more than 50% of the portfolio will be invested in a single property type or one of eight geographic regions as defined by NCREIF.

o The portfolio will seek to maintain a minimum average senior debt rating of BBB-/BB+ from companies having a credit rating.

o A cash balance of up to 10% of assets is permitted as a function of portfolio repositioning. The portfolio will typically be fully invested with less than 5% cash.



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                                    EXHIBIT B

                           INVESTMENT MANAGEMENT FEES

                             EQUITY INCOME STRATEGY

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              0.50% of the first $100 million of the applicable Quarter-End Fee
              Base; plus

              0.25% of the next $150 million of the applicable Quarter-End Fee Base; plus

              0.20% of the applicable Quarter-End Fee Base in excess of $250 million.